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                                                                    EXHIBIT 21-1

CKE RESTAURANTS, INC. AND SUBSIDIARIES
LIST OF SUBSIDIARIES

Set forth below is a list of the Registrant's subsidiaries as of January 31, 2005:

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                                                                         CONTROL BY
                                          JURISDICTION OF      ------------------------------
       NAME OF SUBSIDIARY                 ORGANIZATION          REGISTRANT         SUBSIDIARY
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
Carl Karcher Enterprises, Inc.            California              100%
Hardee's Food Systems, Inc.               North Carolina          100%
Flagstar Enterprises, Inc.                Alabama                                     100%
Spardee's Realty, Inc.                    Alabama                                     100%
HED, Inc.                                 North Carolina                              100%
Burger Chef Systems, Inc.                 North Carolina                              100%
Hardee's LTD, Fribourg                    Switzerland                                  98%
Hardee's REIT I, Inc.                     Delaware                                    100%
Hardee's REIT II, Inc.                    Delaware                                    100%
CKE REIT I, Inc                           Delaware                100%
CKE REIT II, Inc.                         Delaware                100%
Carl's Jr. Region VIII, Inc.              Delaware                                    100%
Aeroway, LLC                              California              100%
Santa Barbara Restaurant Group, Inc.      Delaware                100%
La Salsa, Inc.                            Delaware                                    100%
GB Franchise Corporation                  California                                  100%
La Salsa of Nevada, Inc.                  Nevada                                      100%
La Salsa Franchise, Inc.                  California                                  100%
Channel Islands Roasting Company          California              100%
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